Exhibit 3.1

PIEDMONT OFFICE REALTY TRUST, INC.

ARTICLES OF AMENDMENT

for a Maryland Stock Corporation

Piedmont Office Realty Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: The Third Articles of Amendment and Restatement of the Corporation (the “Charter”) are hereby amended by deleting Section 1.1 of Article I of the Charter in its entirety, and replacing it with the following:

SECTION 1.1 NAME. The name of the corporation (the “Company”) is:

Piedmont Realty Trust, Inc.

Under circumstances in which the Board of Directors determines that the use of the name “Piedmont Realty Trust, Inc.” is not practicable, it may use any other designation or name for the Company.

SECOND: The amendment to the Charter as hereinabove set forth has been duly advised and approved by the Board of Directors of the Corporation pursuant to § 2-605 of the Maryland General Corporation Law and as otherwise required by law.

THIRD: These Articles of Amendment shall become effective at 4:00 p.m., Eastern Time, on June 6, 2025.

FOURTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Accounting Officer and Treasurer and attested to by its Executive Vice President, Chief Financial Officer and Corporate Secretary on this 5th day of June, 2025.

ATTEST:		PIEDMONT OFFICE REALTY TRUST, INC.

By:	/s/ Sherry Rexroad	By:	/s/ Laura P. Moon
Name:	Sherry Rexroad	Name:	Laura P. Moon
Title:	Executive Vice President, Chief Financial Officer and Corporate Secretary	Title:	Executive Vice President, Chief Accounting Officer and Treasurer

Return address of filing party:

King & Spalding LLP

1180 Peachtree St. NE, Ste. 1600

Atlanta, GA 30309